AMENDMENT I TO EXCLUSIVE PATENT AND KNOW HOW LICENSE OPTION AGREEMENT

This Amendment I to Exclusive Patent and Know How License Option Agreement (this "**Agreement**") is entered into as of March 30th, 2006, by and among **Safetek International, Inc.** and (the "**Company**"), and **Matrix Pharma Inc.** ("**Matrix**").

WHEREAS, the parties have entered into an Exclusive Patent and Know How License Option Agreement (the "**Original Agreement**"; all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement); and

WHEREAS, the Company and Matrix wish to amend certain provisions of the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations and warranties set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1. Section 1.3 of the Original Agreement shall be replaced with the following language:

   "1.3. "**Exercise Date**" means May 15, 2006".

2. Within 5 business days after the filing by the Company of registration statement (form S-B2) with respect to the agreement with NIR group and in any event no later than April 15th, 2006, the Company will pay Matrix US$15,000, as special consideration for Matrix's agreement to extend the Exercise Date of the Option, as provided pursuant to the Original Agreement. Such amount will be deducted from the repayment of costs as set forth in Section 2.3of the Original Agreement.

   For avoidance of doubt it is made clear that such extension shall be the last extension given with regards to the Exercise Date.

3. Any provision of the Original Agreement not specifically amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Safetek International, Inc.	**Matrix Pharma Inc.**
By: ____________	By: [signature]
Name: ____________	Name: Sion Balass